CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Atossa Genetics, Inc. (a development stage company) of our report dated February 20, 2010 relating to the financial statements as of December 31, 2009 and for period from April 30, 2009 (date of inception) to December 31, 2009 appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

KCCW Accountancy Corp.

Diamond Bar, California
March 29, 2010